Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

To the Board of Directors of
GenVec, Inc.:

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (File Nos. 333-101963 and 333-76886), Form S-4 (File No. 333-105320) and Forms S-8 (File Nos. 333-110446, 333-55590, 333-55586 and 333-55584) of GenVec, Inc. of our report dated January 21, 2003 relating to the financial statements of Diacrin, Inc. which appears in the current report on Form 8-K of GenVec, Inc dated March 24, 2004.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

March 24, 2004